Exhibit 99.1

Contact: Brett Perryman ir@omam.com (617) 369-7300

OMAM Reports Financial and Operating Results for the
Fourth Quarter and Year Ended December 31, 2014

●	Economic net income of $0.39 per share ($47.0 million) for the quarter and $1.26 per share ($151.3 million) for the full year, up 44% and 24% respectively, compared to the prior periods of 2013
●	U.S. GAAP earnings of $34.3 million for the quarter and $51.7 million for the twelve months ended December 31, 2014
●	AUM of $220.8 billion at December 31, 2014, an increase of 11% from December 31, 2013
●	Net client cash flows of $3.8 billion for the quarter and $9.5 billion for the full year
●	$0.08 per share quarterly interim dividend approved for the fourth quarter of 2014

London – February 27, 2015 – OM Asset Management plc (NYSE: OMAM) today reports its results for the fourth quarter and year ended December 31, 2014.

“OMAM produced excellent results in 2014, as our differentiated multi-boutique business model delivered the kind of diversified, broad-based franchise growth it is designed to generate,” stated Peter L. Bain, President and Chief Executive Officer of OMAM.  “Pretax ENI grew to $204.1 million in 2014, an increase of 33% over the prior year, driven by growth in average assets under management of 18% and substantial performance fees. Our ENI operating margin before Affiliate key employee distributions increased to 39% in 2014 compared to 34% in 2013.”

Mr. Bain continued, “Net client cash flows were $3.8 billion for the fourth quarter and $9.5 billion for the full year, as the quality of our Affiliates and their long-term investment performance continued to attract new clients on a global basis.  Our full year net client cash flow represents $54.5 million of annualized management fee revenue. During the quarter and throughout the year, we had particularly strong flows into global, international and emerging markets strategies, as well as real estate investment products. The diversification of our flows reflects the strength of our franchise, as six of our seven Affiliates, and 10 of our top 15 strategies by revenue, had positive flows for the year.  Investment performance remains solid across our Affiliate group on both an absolute and relative basis, and outstanding results this year in several of our global, non-US and emerging markets equity and timber products generated performance fees of $34.3 million.”

“The successful execution of our business strategy continues to enhance and accelerate growth across our Affiliates.  Our 2014 results reflect the growth of a number of products we have seeded through our collaborative initiatives, as well as new mandates won by our Global Distribution team.  We had gross inflows of $3.4 billion into OMAM-seeded Affiliate products in 2014, and we are actively working with Affiliates to expand their capabilities in product areas such as multi-asset class, LDI and international equities.  Our Global Distribution platform continues to build momentum, with $5.5 billion in assets funded to our Affiliates during 2014, and in 2015 our team will be marketing on behalf of each of our Affiliates in multiple foreign jurisdictions.”  Mr. Bain concluded, “The completion of our IPO has enabled us to increase our focus on cultivating relationships with prospective new partners, and we continue to enhance relationships with leading asset managers who recognize our proven ability to serve as a supportive and effective partner.”

Table 1: Key Performance Metrics (unaudited)
($ in millions, unless otherwise noted)	For the Three Months			For the Twelve Months
	Ended December 31,		Increase	Ended December 31,		Increase
Economic Net Income Basis	2014	2013	(Decrease)	2014	2013	(Decrease)
(Non-GAAP measure used by management)
ENI revenue	$184.4	$146.0	26.3%	$635.4	$527.5	20.5%
Pre-tax economic net income	63.3	39.1	61.9%	204.1	153.0	33.4%
Economic net income	47.0	32.8	43.3%	151.3	122.9	23.1%
Economic net income earnings per share (basic and fully diluted, $)*	$0.39	$0.27	44.4%	$1.26	$1.02	23.5%

Adjusted EBITDA	$65.6	$40.2	63.2%	$210.7	$157.4	33.9%

ENI operating margin before Affiliate key employee distributions	41%	33%	734 bps	39%	34%	422 bps
ENI operating margin after Affiliate key employee distributions	35%	27%	801 bps	32%	29%	329 bps

U.S. GAAP Basis
Revenue	$266.5	$248.3	7.3%	$1,056.3	$928.6	13.8%
Net income from continuing operations attributable to controlling interests	34.9	4.6	658.7%	55.3	19.4	185.1%
Net income attributable to controlling interests	34.3	7.1	383.1%	51.7	25.7	101.2%
U.S. GAAP operating margin	(3%)	(12%)	831 bps	(6%)	(11%)	435 bps
Basic and fully diluted shares outstanding (in millions)*	120.0	120.0		120.0	120.0
Earnings per share (basic and fully diluted, $)*	$0.28	$0.06	366.7%	$0.43	$0.21	104.8%

Other Operational Information
Assets under management at period end (in billions)	$220.8	$198.8	11.1%	$220.8	$198.8	11.1%
Net client cash flows (in billions)	3.8	3.3	15.2%	9.5	10.5	(9.5%)

* Reflects pro forma shares outstanding in prior year periods
Please see definitions and additional notes. Please see Table 12 for a reconciliation of U.S. GAAP net income attributable to controlling interests to economic net income.

Assets Under Management and Flows

At December 31, 2014, OMAM’s total assets under management (“AUM”) were $220.8 billion, up $7.0 billion or 3.3% compared to $213.8 billion at September 30, 2014, and up $22.0 billion or 11.1% compared to $198.8 billion at December 31, 2013.

The increase in AUM during the three months ended December 31, 2014 reflects net market appreciation of $3.2 billion plus net inflows of $3.8 billion.  The increase in assets during the twelve months ended December 31, 2014 reflects net market appreciation of $12.9 billion combined with net inflows of $9.5 billion, offset by a $0.4 billion product line exit.

For the three months ended December 31, 2014, OMAM’s net flows were $3.8 billion compared to $3.1 billion for the three months ended September 30, 2014 and $3.3 billion for the three months ended December 31, 2013.  Hard asset disposals of $0.3 billion are reflected in the net flows for the three months ended December 31, 2014, compared to $0.5 billion for the three months ended September 30, 2014 and $0.3 billion for the three months ended December 31, 2013. For the three months ended December 31, 2014, the annualized revenue impact of the net flows increased to $20.0 million compared to $19.1 million for the three months ended September 30, 2014 and $16.5 million for the three months ended December 31, 2013, as gross inflows of $9.2 billion in the latest three months were in higher fee asset classes yielding an average of 44 bps.

For the twelve months ended December 31, 2014, OMAM’s net flows were $9.5 billion compared to $10.5 billion for the twelve months ended December 31, 2013.  Hard asset disposals of $1.7 billion are reflected in the net flows for 2014 compared to $1.0 billion in the net flows for 2013. However, for the twelve months ended December 31, 2014, the annualized revenue impact of the net flows increased to $54.5 million compared to $42.5 million for the twelve months ended December 31, 2013, as gross inflows of $32.0 billion in the twelve months ended December 31, 2014 yielded an average of 44 bps compared to 40 bps in the year-ago period.

Table 2: Assets Under Management Rollforward Summary
($ in billions, unless otherwise noted)	Three Months Ended			Twelve Months Ended
	December 31, 2014	September 30, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Total
Beginning AUM	$213.8	$214.9	$183.7	$198.8	$156.7
Gross inflows	9.2	8.9	8.4	32.0	29.3
Gross outflows	(5.1)	(5.3)	(4.8)	(20.8)	(17.8)
Hard asset disposals	(0.3)	(0.5)	(0.3)	(1.7)	(1.0)
Net flows	3.8	3.1	3.3	9.5	10.5
Market appreciation (depreciation)	3.2	(4.2)	11.8	12.9	31.6
Other	-	-	-	(0.4)	-
Ending AUM	$220.8	$213.8	$198.8	$220.8	$198.8

Basis points: inflows	44.3	46.3	44.1	43.6	40.0
Basis points: outflows	38.3	38.4	40.8	37.8	39.8
Annualized revenue impact of net flows (in millions)	$20.0	$19.1	$16.5	$54.5	$42.5
Please see definitions and additional notes

Balance Sheet and Capital Management

Selected Balance Sheet information as of December 31, 2014 and 2013 is provided in Table 3 below, both on a U.S. GAAP basis, which includes Consolidated Funds, and on a non-GAAP basis which excludes those elements of Consolidated Funds which are not economically attributable to OMAM shareholders. The December 31, 2014 Balance Sheet reflects a Reorganization of the Company, undertaken in connection with the Company’s initial public offering and described more fully in the Company’s Prospectus dated October 8, 2014, and filed with the Securities and Exchange Commission on October 9, 2014.

As of December 31, 2014, the Company had third party borrowings of $177.0 million and non-GAAP shareholders' equity of $36.5 million. The Company's ratio of third party borrowings to trailing twelve months Adjusted EBITDA was 0.8x, well below the maximum 3.0x leverage covenant under OMAM’s revolving credit facility.

As of December 31, 2014, the Company had access to approximately $146 million of seed capital, provided by the Parent, to invest in products managed by OMAM’s Affiliates. This seed capital is not reflected on the balance sheet of OMAM, as it is directly owned by a subsidiary of the Parent. In addition, at December 31, 2014, the Company had $35.0 million of co-investments in funds managed by its Affiliates on its balance sheet, with an off-setting liability to reflect the economic ownership of these investments by the Parent. The Prospectus describes in more detail the arrangements with the Parent with respect to seed capital and co-investments.

Table 3: Selected Balance Sheet Information
($ in millions)	Including Consolidated Funds (U.S. GAAP)		Excluding Consolidated Funds (Non-GAAP)

	December 31, 2014	December 31, 2013	December 31, 2014		December 31, 2013
Cash and cash equivalents	$175.6	$194.2	$175.6		$194.2
Assets of Consolidated Funds	6,783.7	7,560.3	-		-
Total assets	7,772.9	8,551.8	993.2		1,014.3

Due to related parties	289.9	1.0	289.9		1.0
Notes payable to related parties	37.0	1,040.7	37.0		1,040.7
Third party borrowings	177.0	2.5	177.0		2.5
Liabilities of Consolidated Funds	4,258.8	4,554.8	-		-
Total liabilities	5,215.5	6,015.9	956.7		1,461.1

Total equity (deficit)	2,557.4	2,535.9	36.5		(446.8)

Third party borrowings / trailing twelve months Adjusted EBITDA			0.8	x
Please see definitions and additional notes

Financial Results: Non-GAAP Economic Net Income

For the three months and twelve months ended December 31, 2014, basic and fully diluted economic net income per share was $0.39 and $1.26, respectively. For the three months ended December 31, 2014 and 2013, economic net income was $47.0 million and $32.8 million, respectively, an increase of $14.2 million, or 43.3%.  For the twelve months ended December 31, 2014 and 2013, economic net income was $151.3 million and $122.9 million, respectively, an increase of $28.4 million, or 23.1%.  See Table 4 for a summary of economic net income and Table 12 for a reconciliation of U.S. GAAP net income attributable to controlling interests to economic net income.

For the three months ended December 31, 2014, compared to the three months ended December 31, 2013, ENI Revenue increased 26.3%, from $146.0 million to $184.4 million, driven by an 11.8% increase in management fees from $136.0 million to $152.0 million and a 297.3% increase in performance fees from $7.3 million to $29.0 million. Average assets under management excluding equity accounted Affiliates increased 14.0%, while the bps yield on these assets fell from 32.4 bps to 31.7 bps primarily due to market driven mix shifts within the global/non-U.S. asset category. Operating expenses before commissions increased 14.5% quarter-over-quarter (including commissions, total operating expenses grew 16.0% to $63.2 million). Operating expenses tend to increase in the fourth quarter due to seasonality, and 2014 also included approximately $2 million related to being a public company. While total variable compensation grew 7.7% quarter-over-quarter to $45.9 million, the ratio of variable compensation to earnings before variable compensation fell from 47% to 38%, an unusually low ratio driven by the high level of performance fees in 2014. The lower growth rate of expenses relative to revenue resulted in an increase in OMAM’s ENI operating margin before Affiliate key employee distributions from 33% to 41%. Affiliate key employee distributions increased 14.0% quarter-over-quarter to $11.4 million as a result of higher levels of Affiliate earnings, offset by OMAM’s purchase of additional equity at an Affiliate, completed in October 2014, which reduced the ratio of Affiliate key employee distributions to earnings before Affiliate key employee distributions to 15% for the three months ended December 31, 2014 from 20% for the three months ended December 31, 2013. The ENI effective tax rate increased to 26% for the three months ended December 31, 2014 from 16% for the three months ended December 31, 2013, primarily as a result of increased levels of income relative to intercompany interest expense.

For the three months ended December 31, 2014, Adjusted EBITDA was $65.6 million, an increase of 63.2% compared to $40.2 million for the same period of 2013. See Table 13 for a reconciliation of economic net income to Adjusted EBITDA.

For the twelve months ended December 31, 2014, compared to the twelve months ended December 31, 2013, ENI Revenue increased 20.5%, from $527.5 million to $635.4 million, driven by an 18.0% increase in management fees from $499.8 million to $589.9 million and an 89.5% increase in performance fees from $18.1 million to $34.3 million. Approximately one-third of performance fees were driven by exceptional performance in a high-water mark based alternative strategy, with the remainder diversified across a range of products and Affiliates. Average assets under management excluding equity accounted Affiliates increased 19.4%, while the bps yield on these assets fell from 32.6 bps to 32.2 bps primarily due to mix shifts within both the U.S. equity and global/non-U.S. asset categories. Operating expenses before commissions increased 12.8% year-over-year (including commissions, total operating expenses grew 14.6% to $220.9 million).  Total variable compensation grew 10.4% year-over-year to $169.8 million, while the ratio of variable compensation to earnings before variable compensation fell from 46% to 41%.  OMAM’s ENI operating margin before Affiliate key employee distributions increased from 34% to 39% as a result of higher management fees and performance fees driving margin increases at the Affiliates and scale benefits at the holding company.  Affiliate key employee distributions increased 41.2% year-over-year to $40.1 million, primarily as a result of higher levels of Affiliate earnings. The ENI effective tax rate increased to 26% for the year ended December 31, 2014 from 20% for the year ended December 31, 2013, primarily as a result of increased levels of income relative to intercompany interest expense.

For the twelve months ended December 31, 2014, Adjusted EBITDA was $210.7 million, an increase of 33.9% compared to $157.4 million for the same period of 2013.  See Table 13 for a reconciliation of economic net income to Adjusted EBITDA.

Table 4: Economic Net Income (Non-GAAP measure)
($ in millions, except per share data)	Three Months			Twelve Months
	Ended December 31,		Increase	Ended December 31,		Increase
Economic Net Income (Non-GAAP measure)	2014	2013	(Decrease)	2014	2013	(Decrease)
Management fees	$152.0	$136.0	11.8%	$589.9	$499.8	18.0%
Performance fees	29.0	7.3	297.3%	34.3	18.1	89.5%
Other income, including equity-accounted subsidiaries	3.4	2.7	25.9%	11.2	9.6	16.7%
Total ENI Revenue	184.4	146.0	26.3%	635.4	527.5	20.5%
Fixed compensation & benefits	31.7	31.1	1.9%	120.2	111.4	7.9%
General and administrative expenses	29.8	22.1	34.8%	94.6	76.5	23.7%
Depreciation and amortization	1.7	1.3	30.8%	6.1	4.9	24.5%
Total ENI Operating Expenses	63.2	54.5	16.0%	220.9	192.8	14.6%
Earnings before variable compensation	121.2	91.5	32.5%	414.5	334.7	23.8%
Variable compensation	45.9	42.6	7.7%	169.8	153.8	10.4%
Earnings after variable compensation	75.3	48.9	54.0%	244.7	180.9	35.3%
Affiliate key employee distributions	11.4	10.0	14.0%	40.1	28.4	41.2%
Earnings after Affiliate key employee distributions	63.9	38.9	64.3%	204.6	152.5	34.2%
Interest income	0.1	0.2	(50.0%)	0.2	0.5	(60.0%)
Interest expense	(0.7)	-	-	(0.7)	-	-
Pre-Tax economic net income	63.3	39.1	61.9%	204.1	153.0	33.4%
Tax on economic net income	16.3	6.3	158.7%	52.8	30.1	75.4%
Economic net income	$47.0	$32.8	43.3%	$151.3	$122.9	23.1%
Economic net income earnings per share (basic and fully diluted)*	$0.39	$0.27	44.4%	$1.26	$1.02	23.5%
Basic and fully diluted shares outstanding (in millions)	120.0	120.0		120.0	120.0

Other Operational Information
ENI operating margin before Affiliate key employee distributions	41%	33%		39%	34%
ENI operating margin after Affiliate key employee distributions	35%	27%		32%	29%
ENI operating expense / management fee revenue	42%	40%		37%	39%
Variable compensation / earnings before variable compensation	38%	47%		41%	46%
Affiliate key employee distributions / earnings before Affiliate key employee distributions	15%	20%		16%	16%
Effective ENI tax rate	26%	16%		26%	20%
Adjusted EBITDA	$65.6	$40.2		$210.7	$157.4

* Reflects pro forma shares outstanding in prior periods
Please see definitions and additional notes

Financial Results: U.S. GAAP

For the three months and twelve months ended December 31, 2014, basic and fully diluted earnings per share was $0.28 and $0.43, respectively.  For the three months ended December 31, 2014 and 2013, net income attributable to controlling interests was $34.3 million and $7.1 million, respectively, an increase of 383.1%.  For the twelve months ended December 31, 2014 and 2013, net income attributable to controlling interests was $51.7 million and $25.7 million, respectively, an increase of 101.2%.  See Table 5 for the Company’s U.S. GAAP Statement of Operations.

Table 5: U.S. GAAP Statement of Operations
($ in millions)	Three Months			Twelve Months
	Ended December 31,		Increase	Ended December 31,		Increase
U.S. GAAP Statement of Operations	2014	2013	(Decrease)	2014	2013	(Decrease)
Management fees	$146.9	$130.6	12.5%	$569.7	$478.2	19.1%
Performance fees	29.0	7.3	297.3%	34.3	18.1	89.5%
Other revenue	0.1	0.4	(75.0%)	1.6	1.8	(11.1%)
Consolidated Funds' revenue	90.5	110.0	(17.7%)	450.7	430.5	4.7%
Total revenue	266.5	248.3	7.3%	1,056.3	928.6	13.8%
Compensation and benefits	119.4	103.5	15.4%	429.4	352.3	21.9%
General and administrative	25.1	19.6	28.1%	83.9	68.7	22.1%
Amortization and impairment of acquired intangibles	-	-	-	0.1	0.1	-
Depreciation and amortization	1.7	1.3	30.8%	6.1	4.9	24.5%
Consolidated Funds' expense	129.4	153.0	(15.4%)	604.0	602.1	0.3%
Total expenses	275.6	277.4	(0.6%)	1,123.5	1,028.1	9.3%
Operating loss	(9.1)	(29.1)	68.7%	(67.2)	(99.5)	32.5%
Investment income	3.3	4.6	(28.3%)	12.2	10.7	14.0%
Interest income	0.1	0.2	(50.0%)	0.2	0.5	(60.0%)
Interest expense	(0.8)	(17.0)	95.3%	(50.6)	(72.2)	29.9%
Consolidated Funds' investment gain	25.7	27.5	(6.5%)	73.2	76.7	(4.6%)
Income (loss) from continuing operations before taxes	19.2	(13.8)	-	(32.2)	(83.8)	61.6%
Income tax expense	2.6	2.5	4.0%	12.8	13.3	(3.8%)
Income (loss) from continuing operations	16.6	(16.3)	-	(45.0)	(97.1)	53.7%
Gain (loss) from discontinued operations, net of tax	0.9	7.3	(87.7%)	(1.1)	2.7	-
Gain (loss) on disposal of discontinued operations, net of tax	(1.4)	(1.1)	(27.3%)	2.3	(2.1)	-
Net income (loss)	16.1	(10.1)	-	(43.8)	(96.5)	54.6%
Net loss attributable to non-controlling interest	(18.2)	(17.2)	(5.8%)	(95.5)	(122.2)	21.8%
Net income attributable to controlling interests	$34.3	$7.1	383.1%	$51.7	$25.7	101.2%
Earnings per share (basic and fully diluted, $)*	$0.28	$0.06	366.7%	$0.43	$0.21	104.8%
Basic and fully diluted shares outstanding (in millions)*	120.0	120.0		120.0	120.0

U.S. GAAP operating margin	(3%)	(12%)	831 bps	(6%)	(11%)	435 bps
Net income from continuing operations attributable to controlling interests	34.9	4.6	658.7%	55.3	19.4	185.1%
Pre-tax income from continuing operations attributable to controlling interests	37.5	7.1	428.2%	68.1	32.7	108.3%

* Reflects pro forma shares outstanding in prior periods
Please see definitions and additional notes

Dividend Declaration

On February 24, 2015, the Company’s Board of Directors approved its first quarterly interim dividend of $0.08 per share payable on March 31, 2015 to shareholders of record as of the close of business on March 13, 2015. Interim dividends approved by the Board are expected to be paid at the end of each quarter.

About OMAM

OMAM is a global, multi-boutique asset management company with $220.8 billion of assets under management as of December 31, 2014.  Its diverse Affiliates offer leading, alpha generating investment products to investors around the world.  OMAM’s partnership approach, which includes equity ownership at the Affiliate level and a profit sharing relationship between OMAM and its Affiliates, aligns the interests of the Company and its Affiliates to work collaboratively in accelerating their growth.  OMAM’s business model combines the investment talent, entrepreneurialism, focus and creativity of leading asset management boutiques with the resources and capabilities of a larger firm.  For more information about OMAM, please visit the Company’s website at www.omam.com.

Forward Looking Statements

This press release includes forward-looking statements, as that term is used in the Private Securities Litigation Reform Act of 1995, including information relating to anticipated growth in revenues, margins or earnings, anticipated changes in the Company’s business, anticipated future performance of the Company’s business, anticipated future investment performance of the Company’s Affiliates, expected future net cash flows, anticipated expense levels, changes in expense, the expected effects of acquisitions and expectations regarding market conditions and other statements that are not historical facts.  The words or phrases ‘‘will likely result,’’ ‘‘are expected to,’’ ‘‘will continue,’’ ‘‘is anticipated,’’ ‘‘can be,’’ ‘‘may be,’’ ‘‘aim to,’’ ‘‘may affect,’’ ‘‘may depend,’’ ‘‘intends,’’ ‘‘expects,’’ ‘‘believes,’’ ‘‘estimate,’’ ‘‘project,’’ and other similar expressions are intended to identify such forward-looking statements. Such statements are subject to various known and unknown risks and uncertainties and readers should be cautioned that any forward-looking information provided by or on behalf of the Company is not a guarantee of future performance.

Actual results may differ materially from those in forward-looking information as a result of various factors, some of which are beyond the Company’s control, including but not limited to those discussed above and elsewhere in this press release and in the Prospectus dated October 8, 2014 and filed with the Securities and Exchange Commission on October 9, 2014. Due to such risks and uncertainties and other factors, the Company cautions each person receiving such forward-looking information not to place undue reliance on such statements. Further, such forward-looking statements speak only as of the date of this press release and the Company undertakes no obligations to update any forward looking statement to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

Conference Call Dial-in

The Company will hold a conference call and simultaneous webcast to discuss the results at 10:00 a.m. Eastern Time.  The Company has also released an earnings presentation that will be discussed during the conference call.  Please go to http://ir.omam.com to download the presentation.  To listen to the call or view the webcast, participants should:

Dial-in:
Toll Free Dial-in Number:	(877) 201-0168
International Dial-in Number:	(647) 788-4901
Conference ID:	70377889

Link to webcast:
http://event.on24.com/r.htm?e=928221&s=1&k=B3C860357EE5956BECC29796E1E17BF8

A replay of the call will be available beginning approximately one hour after its conclusion either on OMAM’s website, at http://ir.omam.com or by:

Dial-in Replay:
Toll Free Dial-in Number:	(855) 859-2056
International Dial-in Number:	(404) 537-3406
Conference ID:	70377889

Financial Tables

Table 6: Condensed and Consolidated Balance Sheets
($ in millions)	(U.S. GAAP) Balance Sheets as of		(Non-GAAP) Balance Sheets attributable to controlling interests, as of
	December 31,	December 31,	December 31,	December 31,
	2014	2013	2014	2013
Assets
Cash and cash equivalents	$175.6	$194.2	$175.6	$194.2
Investment advisory fees receivable	161.1	154.9	165.1	157.7
Investments	149.3	148.1	149.3	168.1
Other assets	503.2	494.3	503.2	494.3
Assets of Consolidated Funds	6,783.7	7,560.3	-	-
Total assets	$7,772.9	$8,551.8	$993.2	$1,014.3

Liabilities and stockholders' equity
Accounts payable and accrued expenses	$173.7	$172.6	$173.7	$172.6
Due to related parties	289.9	1.0	289.9	1.0
Notes payable to related parties	37.0	1,040.7	37.0	1,040.7
Third party borrowings	177.0	2.5	177.0	2.5
Other liabilities	279.1	244.3	279.1	244.3
Liabilities of Consolidated Funds	4,258.8	4,554.8	-	-
Total liabilities	5,215.5	6,015.9	956.7	1,461.1

Redeemable non-controlling interests in Consolidated Funds	61.9	403.3	-	-
Owner's equity	36.5	(446.8)	36.5	(446.8)
Non-controlling interests	-	0.1	-	-
Non-controlling interests in Consolidated Funds	2,459.0	2,579.3	-	-
Total equity	2,557.4	2,535.9	36.5	(446.8)
Total liabilities and equity	$7,772.9	$8,551.8	$993.2	$1,014.3
Please see definitions and additional notes

The Non-GAAP Balance Sheets exclude the assets and liabilities of Consolidated Funds and include certain receivables and seed investments otherwise eliminated upon Funds consolidation.

Table 7: Assets Under Management Rollforward by Asset Class
($ in billions)	Three Months Ended			Twelve Months Ended
	December 31, 2014	September 30, 2014	December 31, 2013	December 31, 2014	December 31, 2013
U.S. equity
Beginning balance	$84.4	$86.0	$74.2	$80.6	$60.4
Gross inflows	1.9	2.3	1.6	8.5	8.1
Gross outflows	(2.3)	(3.0)	(2.3)	(9.5)	(8.3)
Net flows	(0.4)	(0.7)	(0.7)	(1.0)	(0.2)
Market appreciation (depreciation)	3.3	(0.9)	7.1	8.1	20.4
Other	-	-	-	(0.4)	-
Ending balance	$87.3	$84.4	$80.6	$87.3	$80.6
Average AUM	$86.4	$85.3	$77.7	$83.8	$71.1

Global / non-U.S. equity
Beginning balance	$82.2	$82.7	$67.4	$74.3	$56.3
Gross inflows	4.1	5.0	4.5	15.8	14.3
Gross outflows	(1.5)	(1.8)	(1.7)	(7.8)	(6.7)
Net flows	2.6	3.2	2.8	8.0	7.6
Market appreciation (depreciation)	(0.8)	(3.7)	4.1	1.7	10.4
Ending balance	$84.0	$82.2	$74.3	$84.0	$74.3
Average AUM	$83.4	$83.5	$71.0	$80.0	$64.8

Fixed income
Beginning balance	$14.6	$14.5	$13.2	$13.5	$12.7
Gross inflows	1.1	0.5	0.7	2.9	2.9
Gross outflows	(0.8)	(0.3)	(0.5)	(2.4)	(1.8)
Net flows	0.3	0.2	0.2	0.5	1.1
Market appreciation (depreciation)	0.3	(0.1)	0.1	1.2	(0.3)
Ending balance	$15.2	$14.6	$13.5	$15.2	$13.5
Average AUM	$15.0	$14.7	$13.5	$14.5	$13.0

Alternative, real estate & timber
Beginning balance	$32.6	$31.7	$28.9	$30.4	$27.3
Gross inflows	2.1	1.1	1.6	4.8	4.0
Gross outflows	(0.5)	(0.2)	(0.3)	(1.1)	(1.0)
Hard asset disposals	(0.3)	(0.5)	(0.3)	(1.7)	(1.0)
Net flows	1.3	0.4	1.0	2.0	2.0
Market appreciation	0.4	0.5	0.5	1.9	1.1
Ending balance	$34.3	$32.6	$30.4	$34.3	$30.4
Average AUM	$33.3	$32.4	$29.7	$32.0	$28.6

Total
Beginning balance	$213.8	$214.9	$183.7	$198.8	$156.7
Gross inflows	9.2	8.9	8.4	32.0	29.3
Gross outflows	(5.1)	(5.3)	(4.8)	(20.8)	(17.8)
Hard asset disposals	(0.3)	(0.5)	(0.3)	(1.7)	(1.0)
Net flows	3.8	3.1	3.3	9.5	10.5
Market appreciation (depreciation)	3.2	(4.2)	11.8	12.9	31.6
Other	-	-	-	(0.4)	-
Ending balance	$220.8	$213.8	$198.8	$220.8	$198.8
Average AUM	$218.1	$216.0	$191.9	$210.3	$177.5

Basis points: inflows	44.3	46.3	44.1	43.6	40.0
Basis points: outflows	38.3	38.4	40.8	37.8	39.8
Annualized revenue impact of net flows (in millions)	$20.0	$19.1	$16.5	$54.5	$42.5
Please see definitions and additional notes

Table 8: Management Fee Revenue and Average Fee Rates on Assets Under Management
($ in millions, except AUM data in billions)	Three Months Ended						Twelve Months Ended
	December 31, 2014		September 30, 2014		December 31, 2013		December 31, 2014		December 31, 2013
	Revenue	Basis Pts	Revenue	Basis Pts	Revenue	Basis Pts	Revenue	Basis Pts	Revenue	Basis Pts
U.S. equity	$51.8	24	$50.6	24	$46.2	24	$199.8	24	$174.1	24
Global / non-U.S. equity	86.3	41	87.4	42	77.0	43	335.0	42	275.5	42
Fixed income	8.0	21	8.1	22	7.6	22	31.5	22	29.8	23
Alternative, real estate & timber	34.8	41	34.0	42	31.0	41	134.0	42	117.9	41
Weighted average fee rate on average AUM	$180.9	32.9	$180.1	33.1	$161.8	33.5	$700.3	33.3	$597.3	33.6
Less: Revenue from equity-accounted Affiliates	(28.9)		(27.8)		(25.8)		(110.4)		(97.5)
ENI management fee revenue	$152.0	31.7	$152.3	32.1	$136.0	32.4	$589.9	32.2	$499.8	32.6
Average AUM	218.1		216.0		191.9		210.3		177.5
Average AUM excluding equity-accounted Affiliates	190.0		188.5		166.7		183.2		153.4
Please see definitions and additional notes

Table 9: Assets Under Management by Strategy
($ in billions)	As of	As of	As of
	December 31, 2014	September 30, 2014	December 31, 2013
U.S. equity, small/smid cap	$7.8	$7.3	$8.3
U.S. equity, mid cap value	9.5	9.1	7.3
U.S. equity, large cap value	65.4	63.7	61.2
U.S. equity, core/blend	4.6	4.3	3.8
Total U.S. equity	87.3	84.4	80.6
Global equity	30.0	28.7	24.8
International equity	31.9	31.3	29.6
Emerging markets equity	22.1	22.2	19.9
Total Global/non-U.S. equity	84.0	82.2	74.3
Fixed income	15.2	14.6	13.5
Alternative, real estate & timber	34.3	32.6	30.4
Total assets under management	$220.8	$213.8	$198.8

Table 10: Assets Under Management by Affiliate
($ in billions)	As of December 31, 2014	As of September 30, 2014	As of December 31, 2013
Acadian Asset Management	$70.3	$69.7	$65.2
Barrow, Hanley, Mewhinney & Strauss	99.7	96.3	91.0
Campbell Global	6.8	6.7	6.6
Copper Rock Capital	3.2	2.9	2.7
Heitman*	26.7	25.3	23.4
Investment Counselors of Maryland*	2.1	2.1	2.5
Thompson, Siegel & Walmsley	12.0	10.8	7.4
Total assets under management	$220.8	$213.8	$198.8
*Equity-accounted Affiliates
Please see definitions and additional notes

Table 11: Investment Performance
The following table represents the percentages of products performing ahead of their respective benchmarks on a 1-, 3-, and 5- year basis as of the dates indicated.  Please see definitions and additional notes for information regarding the calculation of these performance measures.

	Revenue-Weighted
	December 31, 2014	September 30, 2014	December 31, 2013
1-Year	63%	66%	71%
3-Year	66%	70%	91%
5-Year	78%	81%	82%

	Equal-Weighted
	December 31, 2014	September 30, 2014	December 31, 2013
1-Year	66%	75%	77%
3-Year	76%	80%	87%
5-Year	88%	91%	81%

	Asset-Weighted
	December 31, 2014	September 30, 2014	December 31, 2013
1-Year	48%	53%	57%
3-Year	52%	57%	91%
5-Year	64%	68%	85%

Table 12: Reconciliation of U.S. GAAP Net Income Attributable to Controlling Interests to Economic Net Income
($ in millions)		Three Months		Twelve Months
		Ended December 31,		Ended December 31,
		2014	2013	2014	2013
U.S. GAAP net income attributable to controlling interests		$34.3	$7.1	$51.7	$25.7
Adjustments related to restructuring and reorganization actions undertaken in connection with the Company's initial public offering:
i	Non-cash notional parent corporate cost allocation	-	1.1	3.4	3.3
ii	Intercompany interest expense	-	17.0	49.8	72.2
iii	Co-investment (gain)	-	(2.4)	(2.6)	(3.0)
Adjustments to reflect the economic earnings of the Company:
iv	Non-cash key employee-owned equity and profit-interest revaluations	25.9	16.4	83.0 *	47.7
v	Amortization and impairment of goodwill and acquired intangible assets	-	-	0.1	0.1
vi	Discontinued operations attributable to controlling interests and Restructuring	0.4	(2.5)	5.8	(6.3)
vii	ENI tax normalization	(3.2)	1.7	(6.7)	1.2
Tax effect of above adjustments, as applicable		(10.4)	(5.6)	(33.2)	(18.0)
Economic net income after taxes		$47.0	$32.8	$151.3	$122.9
* Includes $31.6 million related to the purchase of additional ownership interests in an Affiliate. Please see the Company's Prospectus
for additional information regarding this transaction which was completed on October 9, 2014.
Please see definitions and additional notes

Table 13: Reconciliation of Economic Net Income to Adjusted EBITDA
($ in millions)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Economic Net Income	$47.0	$32.8	$151.3	$122.9
Net interest (income) expense	0.6	(0.2)	0.5	(0.5)
Depreciation and amortization	1.7	1.3	6.1	4.9
Tax on Economic Net Income	16.3	6.3	52.8	30.1
Adjusted EBITDA	$65.6	$40.2	$210.7	$157.4
Please see definitions and additional notes

Definitions and Additional Notes

References to “OMAM” or the “Company” refer to OM Asset Management plc; references to the “Parent” or “Old Mutual” refer to Old Mutual plc; references to the “Offering” refer to the Company’s initial public offering dated October 8, 2014 and references to the “Prospectus” refer to the Company’s Prospectus dated as of that date; references to the “Reorganization” refer to the steps taken by OMAM’s Parent prior to the Offering to reorganize the ownership of the business, as described in the Company’s Prospectus.

Economic Net Income
The Company uses a non-GAAP performance measure referred to as economic net income (“ENI”) to represent its view of the underlying economic earnings of the business. ENI is used to make resource allocation decisions, determine appropriate levels of investment or dividend payout, manage balance sheet leverage, determine Affiliate variable compensation and equity distributions, and incentivize management. The Company’s ENI adjustments to U.S. GAAP include both reclassifications of U.S. GAAP revenue and expense items, as well as adjustments to U.S. GAAP results, primarily to exclude non-cash, non-economic expenses, or to reflect cash benefits not recognized under U.S. GAAP.

The Company re-categorizes certain line items on the income statement to:
●	exclude the effect of Fund consolidation by removing the portion of Fund revenues, expenses and investment return which is not attributable to its shareholders;
●	include within management fee revenue any fees paid to Affiliates by Consolidated Funds, which are viewed as investment income under U.S. GAAP;
●	include the Company’s share of earnings from equity-accounted Affiliates within other income, rather than investment income;
●	treat sales-based compensation as a general and administrative expense, rather than part of fixed compensation and benefits;
●	identify separately, the fixed and variable components of compensation and benefits expense; and
●	identify separately as Affiliate distributions the component of U.S. GAAP compensation that represents earnings shared with Affiliate key employee equity and profit-interest holders.

To reflect the Reorganization which took place at the time of the Offering, the Company has excluded:
i.	notional corporate cost allocations which are non-cash expenses that will not recur following the Offering;
ii.
interest expense historically paid to the Parent, as the related debt was restructured in connection with the Offering and the intercompany interest will be eliminated from consolidated results going forward; and

iii.	historic mark-to-market co-investment gains and losses, because these investments and ongoing returns thereon have been allocated wholly to Old Mutual plc in connection with the Offering.

The Company also makes the following adjustments to U.S. GAAP results to more closely reflect its economic results by excluding:
iv.
non-cash expenses representing changes in the value of Affiliate equity and profit interests held by Affiliate key employees. These ownerships interests may in certain circumstances be repurchased by OMAM at a value based on a pre-determined fixed multiple of trailing earnings and as such this value is carried on the Company’s balance sheet as a liability. Non-cash movements in the value of this liability are treated as compensation expense under U.S. GAAP. However, any equity or profit interests repurchased by OMAM can be used to fund a portion of future variable compensation awards, resulting in savings in cash variable compensation that offset the negative cash effect of repurchasing the equity.

v.
non-cash amortization or impairment expenses related to acquired goodwill and other intangibles as these are non-cash charges that do not result in an outflow of tangible economic benefits from the business.

vi.
the results of discontinued operations attributable to controlling interests since they are not part of the Company’s ongoing business, and restructuring costs incurred in continuing operations which represent an exit from a distinct product or line of business.

vii.
deferred tax resulting from changes in tax law and expiration of statutes, adjustments for uncertain tax positions, deferred tax attributable to intangible assets and other unusual items not related to current operating results to reflect ENI tax normalization.

The Company adjusts its income tax expense to reflect any tax impact of its ENI adjustments.  Please see Table 12 for a reconciliation of net income attributable to controlling interests to economic net income.

Adjusted EBITDA
Adjusted EBITDA is defined as economic net income before interest, income taxes, depreciation and amortization. The Company notes that its calculation of Adjusted EBITDA may not be consistent with Adjusted EBITDA as calculated by other companies. The Company believes Adjusted EBITDA is a useful liquidity metric because it indicates the Company’s ability to make further investments in its business, service debt and meet working capital requirements. Please see Table 13 for a reconciliation of economic net income to Adjusted EBITDA.

Methodologies for calculating investment performance:

Revenue-weighted investment performance measures the percentage of management fee revenue generated by Affiliate strategies which are beating benchmarks. It calculates each strategy’s percentage weight by taking its estimated composite revenue over total composite revenues in each period, then sums the total percentage of revenue for strategies outperforming.

Equal-weighted investment performance measures the percentage of Affiliates’ scale strategies (defined as strategies with greater than $100 million of AUM) beating benchmarks. Each outperforming strategy over $100 million has the same weight; the calculation sums the number of strategies outperforming relative to the total number of composites over $100 million.

Asset-weighted investment performance measures the percentage of AUM in strategies beating benchmarks.  It calculates each strategy’s percentage weight by taking its composite AUM over total composite AUM in each period, then sums the total percentage of AUM for strategies outperforming.

ENI Operating Margin before Affiliate key employee distributions
ENI operating margin before Affiliate key employee distributions is a non-GAAP efficiency measure, calculated based on earnings after variable compensation divided by ENI revenue.

ENI Operating Margin after Affiliate key employee distributions
ENI operating margin after Affiliate key employee distributions is a non-GAAP efficiency measure, calculated based on earnings after Affiliate key employee distributions, divided by ENI revenue.

U.S. GAAP operating margin
U.S. GAAP operating margin equals operating income (loss) from continuing operations divided by total revenue.

Consolidated Funds
Financial information presented in accordance with U.S. GAAP includes the results of consolidated pooled investment vehicles, or Funds, managed by our Affiliates, where it has been determined that these entities are controlled by the Company. Financial results which are “attributable to controlling interests” exclude the impact of Funds which are not attributable to our shareholders.

Annualized Revenue Impact of Net Flows (NCCF)
Annualized revenue impact of net flows represents the difference between annualized management fees expected to be earned on new accounts and net assets contributed to existing accounts, less the annualized management fees lost on terminated accounts or net assets withdrawn from existing accounts, including equity-accounted Affiliates. Annualized revenue is calculated by multiplying the annual gross fee rate for the relevant account by the net assets gained in the account in the event of a positive flow or the net assets lost in the account in the event of an outflow.

Hard asset disposals
Net flows in Table 2 and Table 7 include hard asset disposals made by OMAM’s Affiliates.  This category is made up of investment-driven asset dispositions made by Heitman, a real estate manager, or Campbell, a timber manager.

Supplemental Information

Table 14: Assets Under Management by Client Type
($ in billions)	As of December 31, 2014		As of September 30, 2014		As of December 31, 2013
	AUM	% of total	AUM	% of total	AUM	% of total
Sub-advisory	$74.1	33.6%	$72.1	33.7%	$65.1	32.7%
Corporate / Union	44.4	20.1%	42.5	19.9%	40.6	20.4%
Public / Government	70.2	31.8%	68.5	32.0%	63.9	32.1%
Endowment / Foundation	3.7	1.7%	3.9	1.8%	4.0	2.0%
Old Mutual Group	4.2	1.9%	4.6	2.2%	4.6	2.3%
Commingled Trust/UCITS	14.7	6.7%	13.7	6.4%	11.3	5.7%
Mutual Fund	3.0	1.4%	2.8	1.3%	3.1	1.6%
Other	6.5	2.9%	5.7	2.7%	6.2	3.1%
Total Assets Under Management	$220.8		$213.8		$198.8
Please see definitions and additional notes

Table 15: AUM by Client Location
($ in billions)	As of December 31, 2014	As of September 30, 2014	As of December 31, 2013
U.S.	$176.6	$170.4	$160.2
Europe	15.8	15.7	15.0
Asia	11.6	11.2	8.7
Middle East	4.1	3.9	3.7
Australia	4.9	4.7	3.6
Other	7.8	7.9	7.6
Total Assets Under Management	$220.8	$213.8	$198.8
Please see definitions and additional notes

Table 16: AUM Net Client Cash Flows (“NCCF”) and Annualized Revenue Impact of NCCF
		AUM NCCF ($ billions)	Annualized Revenue Impact of NCCF ($ millions)
2012	1Q	$1.2	$4.5
	2Q	(1.4)	(4.4)
	3Q	(1.0)	1.1
	4Q	1.6	10.0

2013	1Q	3.0	11.6
	2Q	3.2	8.6
	3Q	1.0	5.8
	4Q	3.3	16.5

2014	1Q	(1.0)	(3.0)
	2Q	3.6	18.4
	3Q	3.1	19.1
	4Q	3.8	20.0

Please see definitions and additional notes